Exhibit 99.2

Media Relations: Robin Deliso, (617) 692.2601, news@enernoc.com

Investor Relations: Brian Norris, (617) 532.8104, ir@enernoc.com

EnerNOC Announces $50 Million Common Stock Repurchase Program

– Company Expects to use $30 Million of the Convertible Senior Notes Proceeds for Repurchases –

Boston, MA. – August 11, 2014 — EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS), today announced that its Board of Directors has authorized the repurchase of up to $50 million of the Company’s common stock over the next twelve months.

The Company expects to use approximately $30 million of the net proceeds of its recently announced convertible senior notes offering to repurchase shares of its common stock from purchasers of the notes in privately negotiated transactions effected through Morgan Stanley & Co. LLC, one of the initial purchasers in the notes offering, as the Company’s agent concurrently with the closing of the offering of the notes. The Company expects the purchase price per share of its common stock repurchased in these transactions to equal the closing price per share of the Company’s common stock on the date of the pricing of the offering. Additional purchases of common stock will be executed periodically on the open market as market and business conditions warrant.

The stock repurchase program may be suspended or discontinued at any time. The common stock repurchase program will remain in effect through August 8, 2015 unless terminated earlier by the Board of Directors.

About EnerNOC

EnerNOC is a leading provider of cloud-based energy intelligence software (EIS) and services to thousands of enterprise customers and utilities globally. EnerNOC’s EIS solutions for enterprise customers improve energy productivity by optimizing how they buy, how much they use, and when they use energy. EIS for enterprise includes supply management, utility bill management, facility optimization, visibility and reporting, project management, demand management, and demand response. EnerNOC’s EIS solutions for utilities help maximize the value of demand-side resources, including fully outsourced and utility-managed demand response and energy efficiency programs that drive customer engagement. EnerNOC supports customer success with its world-class professional services team and a Network Operations Center (NOC) staffed 24x7x365. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis and the future growth and success of the Company’s energy intelligence software and related solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.